Exhibit 99.1

PRESS RELEASE

Contact:

Kevin S. Bauer Sr. Vice President and CFO 510-668-7100	For Release July 26, 2011

Exar Corporation Reports Fiscal 2012 First Quarter Results

•	Non-GAAP Net Results Improve $5.3 million quarter on quarter

Fremont, California, July 26, 2011 – Exar Corporation (Nasdaq: EXAR), today reported financial results for the first quarter of fiscal 2012 ending July 3, 2011.

Net sales for the first quarter of fiscal 2012 were $37.0 million compared to net sales of $33.8 million for the prior quarter and $39.6 million for the first quarter of fiscal 2011.

The GAAP gross margin for the first quarter of fiscal 2012 was 45.5% compared to 35.0 % for the prior quarter and 47.5% in the first quarter of fiscal 2011.

On a non-GAAP basis, the gross margin for the first quarter of fiscal 2012 was 48.6% compared to 46.1% for the prior quarter and 52.1% in the first quarter of fiscal 2011.

The GAAP net loss for the first quarter of fiscal 2012 was $1.4 million, or $0.03 net loss per share, compared to a net loss of $18.8 million, or $0.42 net loss per share in the prior quarter, and a net loss of $7.4 million, or $0.17 net loss per share, for the first quarter of fiscal 2011.

On a non-GAAP basis, the net income was $0.7 million for the first quarter of fiscal 2012 or $0.02 diluted earnings per share, compared to the net loss of $4.6 million in the prior quarter, or $0.10 net loss per share, and a net loss of $0.8 million, or $0.02 net loss per share, in the first quarter of fiscal 2011.

The Company generated $2.0 million in cash from operations during the first quarter of fiscal 2012 and ended with $202.4 million of cash, cash equivalents and short-term marketable securities.

“We are focused on accelerating profitable growth starting with the current quarter, after having just attained our initial goal of non-GAAP operating profitability,” said Pete Rodriguez, the Company’s president and chief executive officer. “This quarter we shipped samples of MXP2, critical to value creation, for the fast growing OTN space. This solution, the Company’s most complex design ever, is the industry’s first ODU0/ODU flex OTN Muxponder, supporting the broadest range of client ports with the lowest power consumption.”

For the second quarter of fiscal 2012 ending October 2, 2011, the Company projects that net sales will be between $37 million and $39 million. The non-GAAP gross margin is currently expected to be between 49% and 51%. Operating expenses are currently expected to be between $17 million and $18 million on a non-GAAP basis. On a GAAP basis, gross margin is currently expected to be between 46.5% and 48.5% and operating expenses are currently expected to be between $18.5 million and $20.5 million.

The Company’s statements about its future financial performance or operating plans are based on current information and expectations and the Company undertakes no duty to update such statements. These statements are forward-looking and actual results could differ materially due to various risks and uncertainties, some of which are described herein.

Results Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the first quarter of fiscal 2012, today, Tuesday, July 26, 2010 at 1:30 p.m. PDT. To access the conference call, please dial (888) 428-4474 by 1:20 p.m. PDT and use conference ID number 210689. In addition, a live webcast will also be available.

To access the webcast, please go to the Company’s Investors’ Relations Homepage at: http://www.exar.com/news/investornews.aspx. A replay of the call will be available starting at 3:00 p.m. PDT on July 26, 2011 until 11:59 p.m. PDT on August 2, 2011. To access the replay, please dial (800) 475-6701 and use conference ID number 210689.

Product Line Highlights:

DataCom and Storage

http://www.exar.com/Common/Content/News.aspx?id=9356

http://www.exar.com/Common/Content/News.aspx?id=9292

Power Management

http://www.exar.com/Common/Content/News.aspx?id=9418

Safe Harbor Statement

The Company’s statements about its future financial performance, changes in gross margins, net sales and operating expenses, resource allocation and its impact on future performance and product development initiatives, design win conversion, distribution and OEM trends, supply chain issues among others, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include global financial volatility, economic recession, and industry and market conditions, such as customer and distributor relationships; limited visibility associated with customer or distributor demand for the Company’s products; the possible loss of, or decrease in orders from, an important customer; cash balances; vendor capacity, quality or throughput constraints; successful integration of acquired businesses; possible disruption in commercial activities as a consequence of terrorist activity, natural disasters, armed conflict or health issues; successful development, market acceptance and demand for the Company’s products, including those for which the Company has achieved design wins; competitive factors, such as pricing or competing solutions; customer ordering patterns; accounting considerations related to impairment analyses or acquisition related issues; the level of inventories maintained at the Company’s OEMs and distributors; and the Company’s successful execution of internal performance plans, as well as the other risks detailed from time to time in the Company’s SEC reports, including the Annual Report on Form 10-K for the year ended March 27, 2011.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP. Additionally, the Company supplements reported GAAP financials with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. For the periods presented, we are disclosing non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP selling, general and administrative expenses, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP diluted earnings (loss) per share, which are adjusted to exclude from our GAAP results all stock-based compensation expense, amortization of acquired intangible assets, fair value adjustment of acquired inventories, acquisition-related costs, exit costs, impairment of purchased intangible assets, and income tax effects. These non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the non-GAAP presentation, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties following the semiconductor industry. For its internal purposes, the Company uses the foregoing non-GAAP measures to evaluate performance across reporting periods, determine certain employee benefits as well as plan for and forecast the Company’s future periods. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

About Exar

Exar Corporation delivers highly differentiated silicon, software and subsystem solutions for industrial, consumer, and enterprise applications. For over 40 years, Exar’s comprehensive knowledge of end-user markets along with the underlying analog/mixed signal and digital technologies has enabled innovative solutions that meet the needs of the evolving connected world. Exar’s technology portfolio includes solutions for power management, serial interfaces, packet-based and TDM wireline communications, enterprise storage optimization, and data security. Exar has locations worldwide providing real-time customer support to drive rapid product development. For more information about Exar, visit: www.exar.com.

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EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	JULY 3, 2011	MARCH 27, 2011
ASSETS
Current assets:
Cash and cash equivalents	$23,352	$15,039
Short-term marketable securities	179,070	185,960
Accounts receivable (net of allowances of $926 and $1,165)	11,236	9,776
Accounts receivable, related party (net of allowances of $154 and $358)	5,991	3,194
Inventories	20,165	21,962
Other current assets	4,510	3,562

Total current assets	244,324	239,493

Property, plant and equipment, net	24,509	38,009
Goodwill	3,184	3,184
Intangible assets, net	13,969	15,390
Other non-current assets	1,922	2,139

Total assets	$287,908	$298,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,312	$8,794
Accrued compensation and related benefits	5,649	6,069
Deferred income and allowances on sales to distributors	4,306	4,632
Deferred income and allowances on sales to distributors, related party	13,148	10,680
Other accrued expenses	6,055	7,062

Total current liabilities	39,470	37,237
Long-term lease financing obligations	—	12,558
Other non-current obligations	3,865	3,841

Total liabilities	43,335	53,636

Total stockholders’ equity
Preferred stock, $.0001 par value; 2,250,000 shares authorized; no shares outstanding	—	—
Common stock, $.0001 par value; 100,000,000 shares authorized; 44,681,870 and 44,519,663 shares issued and outstanding at July 3, 2011 and March 27, 2011, respectively (net of treasury shares)	4	4
Additional paid-in capital	729,259	728,139
Accumulated other comprehensive income (loss)	13	(287)
Treasury stock at cost, 19,924,369 shares at July 3, 2011 and March 27, 2011	(248,983)	(248,983)
Accumulated deficit	(235,720)	(234,294)

Total stockholders’ equity	244,573	244,579

Total liabilities and stockholders’ equity	$287,908	$298,215

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JULY 3, 2011	MARCH 27, 2011	JUNE 27, 2010
Net sales	$25,073	$22,579	$28,365
Net sales, related party	11,905	11,192	11,271

Total net sales	36,978	33,771	39,636

Cost of sales:
Cost of sales	13,489	14,966	14,079
Cost of sales, related party	5,743	5,555	5,188
Amortization of purchased intangible assets	905	1,443	1,553

Total cost of sales	20,137	21,964	20,820

Gross profit	16,841	11,807	18,816

Operating expenses:
Research and development	9,395	12,744	14,443
Selling, general and administrative	9,600	11,094	12,957
Impairment of purchased intangible assets	—	7,485	—

Total operating expenses	18,995	31,323	27,400
Loss from operations	(2,154)	(19,516)	(8,584)

Other income and expense, net:
Interest income and other, net	711	1,157	1,613
Interest expense	(60)	(311)	(318)

Total other income and expense, net	651	846	1,295

Loss before income taxes	(1,503)	(18,670)	(7,289)
Provision for (benefit from) income taxes	(77)	166	125

Net loss	$(1,426)	$(18,836)	$(7,414)

Loss per share:
Basic loss per share	$(0.03)	$(0.42)	$(0.17)

Diluted loss per share	$(0.03)	$(0.42)	$(0.17)

Shares used in the computation of loss per share:
Basic	44,599	44,503	43,897

Diluted	44,599	44,503	43,897

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JULY 3, 2011	MARCH 27, 2011	JUNE 27, 2010
Net Sales	$36,978	$33,771	$39,636

GAAP gross profit	$16,841	$11,807	$18,816
GAAP gross margin	45.5%	35.0%	47.5%
Stock-based compensation	59	93	220
Amortization of acquired intangible assets	905	1,443	1,553
Fair value adjustment of acquired inventories	—	—	42
Exit costs	152	2,212	—

Non-GAAP gross profit	17,957	15,555	20,631

Non-GAAP gross margin	48.6%	46.1%	52.1%

GAAP research and development expenses	$9,395	$12,744	$14,443
Stock-based compensation	302	375	1,556
Amortization of acquired intangible assets	—	72	1,074
Exit costs	115	1,210	—

Non-GAAP research and development expenses	$8,978	$11,087	$11,813

GAAP selling, general and administrative expenses	$9,600	$11,094	$12,957
Stock-based compensation	523	769	1,546
Amortization of acquired intangible assets	174	254	298
Acquisition-related costs	—	—	328
Exit costs	58	165	—

Non-GAAP selling, general and administrative expenses	$8,845	$9,906	$10,785

GAAP operating expenses	$18,995	$31,323	$27,400
Stock-based compensation	825	1,144	3,102
Amortization of acquired intangible assets	174	326	1,372
Acquisition-related costs	—	—	328
Exit costs	173	1,375	—
Impairment of purchased intangible assets	—	7,485	—

Non-GAAP operating expenses	$17,823	$20,993	$22,598

GAAP operating loss	$(2,154)	$(19,516)	$(8,584)
Stock-based compensation	884	1,237	3,322
Amortization of acquired intangible assets	1,079	1,769	2,925
Fair value adjustment of acquired inventories	—	—	42
Acquisition-related costs	—	—	328
Exit costs	325	3,587	—
Impairment of purchased intangible assets	—	7,485	—

Non-GAAP operating income (loss)	$134	$(5,438)	$(1,967)

GAAP net loss	$(1,426)	$(18,836)	$(7,414)
Stock-based compensation	884	1,237	3,322
Amortization of acquired intangible assets	1,079	1,769	2,925
Fair value adjustment of acquired inventories	—	—	42
Acquisition-related costs	—	—	328
Exit costs	325	3,587	—
Impairment of purchased intangible assets	—	7,485	—
Income tax effects	(142)	129	33

Non-GAAP net income (loss)	$720	$(4,629)	$(764)

GAAP loss per share	$(0.03)	$(0.42)	$(0.17)
Stock-based compensation	0.02	0.03	0.08
Amortization of acquired intangible assets	0.02	0.04	0.07
Fair value adjustment of acquired inventories	—	—	0.00
Acquisition-related costs	—	—	0.01
Exit costs	0.01	0.08	—
Impairment of purchased intangible assets	—	0.17	—
Income tax effects	(0.00)	0.00	0.00

Non-GAAP diluted earnings (loss) per share	$0.02	$(0.10)	$(0.02)

Shares used in earnings (loss) per share — GAAP	44,599	44,503	43,897
The effect of dilutive potential common shares due to reporting Non-GAAP net income	206	—	—
The effect of removing stock-based compensation expense under SFAS 123R for Non-GAAP presentation purpose	(183)	—	—

Shares used in diluted earnings per share — Non-GAAP	44,622	44,503	43,897

Notes:	Exit costs are primarily excess inventory and severance charges in connection with exiting the 10GbE virtualization market. Certain amounts may not total due to rounding.

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE

(In millions)

	GUIDANCE FOR THE QUARTER ENDING OCTOBER 2, 2011
		ADJUSTMENTS
	NON-GAAP	STOCK BASED COMPENSATION	AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS	GAAP
Net Sales	$37.0 - $39.0			$37.0 - $39.0

Gross Margin	49% - 51%	<0.1%	2.5%	46.5% - 48.5%

Operating expenses	$17.0 - $18.0	$1.3 - $2.3	$0.2	$18.5 - $20.5